Exhibit 99.1

Lantheus Completes Merger with Progenics

NORTH BILLERICA, Mass. and NEW YORK—(BUSINESS WIRE)—June 22, 2020—Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), the parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today announced that it has completed its previously announced merger with Progenics Pharmaceuticals, Inc. (“Progenics”) (Nasdaq: PGNX), an oncology company developing innovative medicines and artificial intelligence to find, fight and follow cancer. The merger agreement was first announced on October 2, 2019.

“Today marks an important day for Lantheus and Progenics. This combination forms an innovative company with a diversified diagnostics and therapeutics portfolio,” said Mary Anne Heino, Lantheus President and Chief Executive Officer. “The transaction leverages Lantheus’ long-standing expertise in complex manufacturing, supply chain and commercial excellence, with Progenics’ three leading FDA approved products, clinical pipeline and development capabilities. We’re excited to welcome the talented Progenics employees to the Lantheus organization to help build upon our solid foundation.”

Upon completion of the merger, Progenics stockholders received, for each share of Progenics common stock, 0.31 of a share of Lantheus common stock and one non-tradeable contingent value right, which is payable in two contingent payments, subject to a cap, upon the achievement of certain milestones related to the financial performance of PyLTM (18F-DCFPyL), Progenics’ prostate-specific membrane antigen targeted imaging agent designed to visualize prostate cancer.

The Company will continue to trade on Nasdaq under the ticker symbol LNTH. Progenics is being delisted.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

About Progenics

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and

PSMA AI). Progenics has three commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and oral and subcutaneous formulations of RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which are partnered with Bausch Health Companies Inc. Progenics is headquartered in New York, New York with manufacturing facilities in Somerset, New Jersey. Additional information about Progenics is available at www.progenics.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential,” “opportunity,” “creates” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) the merger may involve unexpected costs or liabilities; (ii) the effect of the merger on the ability of Lantheus to maintain relationships with customers, suppliers and others with whom Lantheus does business, or on Lantheus’ operating results and business generally; (iii) Lantheus’ business may suffer as a result of disruption of management’s attention due to the merger; (iv) the outcome of any legal proceedings related to the merger; (v) Lantheus may be adversely affected by other economic, business, and/or competitive factors, including the ongoing COVID-19 pandemic; (vi) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (vii) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (viii) the impact of legislative, regulatory, competitive and technological changes; and (ix) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities. Additional factors that may affect the future results of Lantheus are set forth in Lantheus’ filings with the SEC, including Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Lantheus files from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Lantheus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:

Mark Kinarney

Senior Director, Investor Relations

978-671-8842